Exhibit 4(p)


DATED: 16 April 2005









Equitable Mortgage Amendment Deed

between

Pacific Century Cable Holdings Limited
as Mortgagor

PCCW Limited
as Obligor

Telstra Corporation Limited
as Security Agent


relating to


the Equitable Mortgage of Shares dated 7 February 2001












Simmons & Simmons
35th Floor   Cheung Kong Center 2 Queen's Road Central Hong Kong
T (852) 2868 1131 F (852) 2810 5040  DX 009121 Central 1





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                                    CONTENTS



1.    DEFINITIONS AND INTERPRETATION...........................................1

2.    AMENDMENTS TO THE EQUITABLE MORTGAGE OF SHARES...........................1

3.    EFFECT OF AMENDMENTS.....................................................1

4.    REPRESENTATIONS..........................................................2

5.    PERFORMED OBLIGATIONS....................................................2

6.    GOVERNING LAW............................................................2

7.    COUNTERPARTS.............................................................2

8.    DEED  2

schedule 1 : AMENDED AND RESTATED EQUITABLE MORTGAGE OF
         SHARES................................................................3




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                                                                               1

THIS DEED amends and restates the Equitable Mortgage of Shares (as defined
below)           and is made on 2005. BETWEEN:

(1) Pacific Century Cable Holdings Limited, (the "Mortgagor"), a company incorporated under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

(2) PCCW Limited, (the "Obligor"), whose registered office is 39th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong; and

(3) Telstra Corporation Limited, (the "Security Agent"), whose registered office is at 242 Exhibition Street, Melbourne, Victoria, Australia, as security trustee for the Beneficiaries (as defined below).

WHEREAS:

(A) The Obligor issued and the Security Agent (as Initial Noteholder) purchased a US$190,000,000 5% Mandatory Convertible Note due 2005 (as amended and supplemented, the "Note") subject to the terms and conditions of the Note. The Note was amended and restated as US$54,377,474.94 5% Mandatory Convertible Note due 2005 with effect from 25 April 2003.

(B) The Mortgagor entered into an Equitable Mortgage of Shares for the purpose of providing security to the Security Agent for the performance of the obligations of the Obligor to the Beneficiaries under the Note and the Equitable Mortgage of Shares.

(C) The parties hereto have agreed to enter into this Deed to amend the Equitable Mortgage of Shares, and the amendments have been incorporated into the Equitable Mortgage of Shares as set out in its amended and restated form in Schedule 1.

NOW THIS DEED WITNESSETH as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Deed (including the recitals) words and expressions defined in the terms and conditions of the Note shall, unless the context otherwise requires, have the same meaning herein.

2.   AMENDMENTS TO THE EQUITABLE MORTGAGE OF SHARES

     With effect from the date hereof, the Equitable Mortgage of Shares shall be amended and restated in the form set out in Schedule 1 to this Deed.

3.    EFFECT OF AMENDMENTS

3.1 The Equitable Mortgage of Shares shall from the date hereof be read and construed in conjunction with this Deed as one document and all references to "this Equitable Mortgage of Shares", "this Mortgage" or "herein" in the Equitable Mortgage of Shares and in any document ,agreement, letter or deed entered into in relation to the Equitable Mortgage of Shares (whether dated prior to the date of this Deed or otherwise) shall be read and construed as a reference to the Equitable Mortgage of Shares as amended by this Deed and as set out in Schedule 1.



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                                                                               2

3.2 This Agreement does not affect the respective rights, duties or obligations of any parties pursuant to the Equitable Mortgage of Shares which may have arisen prior to the date hereof.

3.3 The parties to this Deed agree that (1) except as amended by this Deed, the provisions of the Equitable Mortgage of Shares and their respective rights and obligations under the Equitable Mortgage of Shares will remain unamended and (2) the Equitable Mortgage of Shares, as amended by this Deed, and the security interest created thereby, remain in full force and effect.

4.   REPRESENTATIONS

     The Mortgagor hereby represents and warrants that (1) the representations contained in paragraphs (B), (C), (D) and (E) of Clause 5 of the Equitable Mortgage of Shares (as amended by this Deed) would be true if repeated in this Deed with reference to this Deed instead of the Equitable Mortgage of Shares and (2) the representations contained in Clause 5 of the Equitable Mortgage of Shares (as amended by this Deed) would be true if made on the date of this Deed.

5.   PERFORMED OBLIGATIONS

     The Security Agent confirms that the Mortgagor has delivered to it under clause 3 of the Equitable Mortgage of Shares (as amended by this Deed):

     (A)  a share certificate (numbered 2) in respect of 1,250,000,000 Shares;

     (B)  a share certificate (numbered 5) in respect of 1,250,000,000 Shares;
          and

     (C)  a share certificate (numbered 6) in respect of 445,000,000 Shares,

     which shares represent 50% of the entire issued capital of the Company at the date hereof, together with instrument(s) of transfer in respect thereof duly executed in blank (but undated) by the Mortgagor and that such documents are in a form acceptable to it.

6.   GOVERNING LAW

     The provisions of Clause 22 of the Equitable Mortgage of Shares (as amended by this Deed) shall apply mutatis mutandis to this Deed.

7.   COUNTERPARTS

     This Deed may be executed in a number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Deed by executing a counterpart.

8.   DEED

     Each of the Mortgagor, the Obligor and the Security Agent intends this document to be a deed and the Mortgagor executes and delivers it as its deed.



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                                                                               3

SCHEDULE 1: AMENDED AND RESTATED EQUITABLE MORTGAGE OF SHARES

This is the form of the Equitable Mortgage of Shares dated
7 February 2001 as amended and restated by this Deed:






DATED: 7 FEBRUARY 2001 (as Amended and Restated)


Equitable Mortgage of Shares

between

Pacific Century Cable Holdings Limited
as Mortgagor



and


Telstra Corporation Limited
as Security Agent



relating to



US$54,377,474.94 5% Mandatory Convertible Note due 2005 issued by
PCCW Limited






Simmons & Simmons
35th Floor   Cheung Kong Center 2 Queen's Road Central Hong Kong
T (852) 2868 1131 F (852) 2810 5040  DX 009121 Central 1


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                                                                               4


                                    CONTENTS


1.    Interpretation.......................................................1

2.    The Mortgage.........................................................3

3.    Delivery of Documents................................................3

4.    [Deliberately left blank]............................................3

5.    Warranties...........................................................4

6.    Covenants............................................................5

7.    Rights of the Security Agent.........................................5

8.    Voting Rights and Dividends..........................................6

9.    Enforcement of Security..............................................6

10.   Appointment of Receiver..............................................7

11.   Distribution and Payments............................................8

12.   Assignment and Transfer.............................................10

13.   Further Assurance and Power of Attorney.............................10

14.   Redelivery and Release..............................................11

15.   Notices.............................................................11

16.   Rights and Waivers..................................................12

17.   Partial Invalidity..................................................12

18.   Preservation of Rights..............................................12

19.   Counterparts........................................................12

20.   Remedies Cumulative.................................................12

21.   Third Party Rights..................................................13

22.   Law and Jurisdiction................................................13

23.   Deed................................................................13


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                                                                               5

THIS EQUITABLE MORTGAGE OF SHARES is dated 7 February 2001 and made


BETWEEN:

(1) Pacific Century Cable Holdings Limited, (the "Mortgagor"), a company incorporated under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda; and

(2) Telstra Corporation Limited, (the "Security Agent"), whose registered office is at 242 Exhibition Street, Melbourne, Victoria, Australia, as security trustee for the Beneficiaries (as defined below).


BACKGROUND:

(A) Reach Ltd. (formerly known as Joint Venture (Bermuda) No. 1 Limited) of Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (as such company may be renamed from time to time) (the "Company") is a company limited by shares incorporated under the laws of Bermuda having an authorised share capital of US$7,000,000,000 divided into 7,000,000,000 ordinary shares of US$1.00 each of which 5,890,000,000 shares have been issued and are fully paid up or credited as fully paid up. 2,945,000,000 of such shares (being 50% of the entire issued capital of the Company at the date hereof) are legally and beneficially owned by the Mortgagor and represented by share certificates numbered 2, 5 and 6.

(C) The Mortgagor has agreed to enter into this Equitable Mortgage of Shares for the purpose of providing, upon the terms and conditions hereinafter appearing, security to the Security Agent for the performance of the obligations of the Obligor to the Beneficiaries under the Note and this Equitable Mortgage of Shares.

NOW THIS DEED WITNESSETH as follows:

1.   Interpretation

1.1 Words and expressions used in this Equitable Mortgage of Shares shall, except where the context otherwise requires or otherwise defined herein, have the meanings given to them in the Conditions. In addition, the following terms have the meaning ascribed to them below:

     "Beneficiaries" means the Initial Noteholder and/or any member(s) of the Telstra Group (for so long as they shall remain a member of the Telstra Group) who is/are for the time being the registered holder(s) of the Note and holding legal and beneficial title thereto in accordance with the terms thereof and "Beneficiary" shall be construed accordingly. Where there is more than one Beneficiary, references to "Beneficiaries" means, unless the contrary intention is indicated, all Beneficiaries acting together;

     "Note" means the US$54,377,474.94 5% Mandatory Convertible Note due 2005 to be issued by the Obligor subject to and in accordance with the Conditions;

     "Conditions" means the terms and conditions attached to or endorsed on the Note and "Condition" refers to the relevant numbered paragraph of the Conditions;

     "Encumbrance" means any mortgage, charge, pledge, lien, hypothecation, assignment or deposit by way of security or trust arrangement for the purpose of providing security but

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                                                                               6


     excluding any rights of set-off or combination of accounts arising under common law, equity, statute or regulation;

     "Enforcement Date" means any date:

     (a) after the Beneficiaries have become entitled, by reason of an Event of Default, to accelerate, demand or enforce any principal, interest, costs or other sums due under the Note or otherwise exercise their rights under the Note or make a claim in respect thereof and the Obligor fails to make any such payment on its due date after the expiry of all applicable grace periods; or

     (b) on which the Obligor fails to make a payment of any amount due under the Bond in accordance with the Conditions after the expiry of all applicable grace periods.

     "Group" means the Obligor and its Subsidiaries from time to time;

     "Liabilities" means (a) all payment obligations expressed to be assumed by the Obligor to the Beneficiaries under the Note, whether present or future, actual or contingent; and (b) the Mortgagor's obligations under Clause 2.1 to discharge and pay such obligations and "Liability" shall be construed accordingly;

     "this Mortgage" means this Equitable Mortgage of Shares as the same may from time to time be restated, varied, modified or amended and "Mortgage" shall be construed accordingly;

     "Mortgaged Securities" means the Shares and all other securities, rights, monies, deposits of cash and other property mortgaged to the Security Agent under any provision of this Mortgage or such of the same as remain after any exercise of any of the Security Agent's powers in respect thereof under this Mortgage;

     "Obligor" means PCCW Limited, whose registered office is at 39th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong;

     "Proceedings" means any legal action or proceedings arising out of or in connection with this Mortgage;

     "Receiver" has the meaning given to it in Clause 10.1;

     "Purchase Agreement" means the agreement between the Obligor and the Initial Noteholder in relation inter alia to the Note and setting out the principal terms thereof;

     "Shares" means 2,945,000,000 ordinary shares of US$1.00 each of the Company (being 50% of the entire issued capital of the Company at the date hereof) which have been issued and are fully paid up or credited as fully paid up and are legally and beneficially owned by the Mortgagor and represented by share certificates numbered 2, 5 and 6; and

     "Shareholders Agreement" means the shareholders agreement dated 13 October 2000 between, inter alia, the Obligor and the Initial Noteholder in respect of the Company (as amended, varied and supplemented).

1.2  Unless the context otherwise requires, any reference in this Mortgage to:

     "administration", "bankruptcy", "dissolution", "insolvency", "liquidation", "receivership", "reorganisation" or "winding-up" shall be construed so as to include procedures and

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                                                                               7


     circumstances equivalent or analogous thereto under the laws of any applicable jurisdiction;

     a "Clause" shall be construed as a reference to a clause of this Mortgage;

     a "person" shall be construed as a reference to any individual, company, body corporate, corporation sole or aggregate, government, state or agency of a state, firm, partnership, joint venture, association, organisation, trust or entity (in each case, whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists) and a reference to any of them shall include a reference to the others; and

     any "assignment" or "transfer" of this Mortgage by the Security Agent in its capacity as the Initial Noteholder (including, without limitation, any restrictions thereon) shall be construed as a reference to any assignment or other transfer of any legal or beneficial interest of the Security Agent in its capacity as the Initial Noteholder in this Mortgage or any other transaction or arrangement which would result in any of the legal or beneficial title of the Security Agent in its capacity as the Initial Noteholder to, or interest, benefit or rights of the Security Agent in its capacity as the Initial Noteholder in, this Mortgage proving to be or being held in trust for, or to or for the benefit of, another person.

2.   The Mortgage

2.1 This Mortgage is given for good consideration and the Mortgagor shall, on written demand of the Security Agent, which may only be made once this Mortgage has become enforceable in accordance with Clause 9.1, discharge and pay to the Security Agent (when due and payable) each of the Liabilities.

2.2 As a continuing security to the Security Agent for the performance of the Liabilities, the Mortgagor with full title guarantee hereby mortgages to the Security Agent by way of first equitable mortgage, for the payment and discharge of the Liabilities, all the Shares and (subject to Clause 8.1) all rights, dividends, distributions, monies, warrants or property paid, accruing or deriving directly or indirectly therefrom at any time by way of bonus, preference, option, dividend, interest or otherwise (whether registered in its name or in the name(s) of its nominee(s) for the time being).

3.   Delivery of Documents

     The Mortgagor shall deliver and deposit (or procure there to be delivered and deposited) with the Security Agent on the date of this Mortgage (or on or before such later date as the Security Agent may agree), the share certificates representing the Shares together with instrument(s) of transfer in respect thereof duly executed in blank (but undated) by the Mortgagor.

     All documents required to be delivered and deposited pursuant to this Clause shall be in such form as the Security Agent may reasonably require.

4.   [Deliberately left blank]

5.   Warranties

5.1  The Mortgagor represents and warrants to the Security Agent that:-

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                                                                               8

     (A) it is (1) duly incorporated and validly existing under the laws of Bermuda, with full power and authority to conduct its business as it is now being conducted and (2) is lawfully qualified to do business in those jurisdictions in which it conducts business;

     (B) the execution of this Mortgage by the Mortgagor has been duly authorised by the Mortgagor and upon due execution and delivery of this Mortgage will constitute valid, legally binding and enforceable obligations of the Mortgagor except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

     (C) all consents, approvals and authorisations of any court, government department and other regulatory body, and of any banks and financial institutions to which the Mortgagor owes any obligations (if applicable) required for the execution and delivery by the Mortgagor of this Mortgage and the performance of its obligations under this Mortgage have been obtained and are in full force and effect;

     (D) the execution and delivery of this Mortgage and the performance by the Mortgagor of its obligations under this Mortgage do not and will not
          (1) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the documents constituting the Mortgagor or any indenture, trust deed, mortgage, guarantee, loan or other agreement or instrument to which the Mortgagor is a party or by which its properties or assets are bound, except where (in the reasonable opinion of the Mortgagor) such conflict, breach or default does not have a material effect on the Mortgagor's obligations under this Mortgage, or (2) infringe any existing applicable law, rule, regulation, judgement, order or decree of any government, governmental body or court having jurisdiction over the Mortgagor or any of its properties or assets;

     (E) it is not necessary that this Mortgage be filed, registered, recorded or enrolled with any court, governmental or other authority or that any stamp, documentary, registration or similar tax or duty be paid on or in relation hereto except that in order to ensure the preservation of the priority of the secured interests created by this Mortgage, a register of mortgages, charges and other encumbrances shall be created by the Mortgagor and kept at its registered office and particulars of this Mortgage shall be entered on such register and a copy of such register of mortgages, charges and other encumbrances shall be filed at the Companies Registry in Bermuda;

     (F) the Shares are issued and fully paid up or credited as fully paid up and as of the date of this Mortgage, the Shares constitute 50% of the entire issued share capital of the Company. All of the Shares are free from any Encumbrance (other than as created by this Mortgage) or any agreement to create any of the same or to sell, transfer, assign or otherwise dispose of the same;

     (G) it is legally and beneficially entitled to all of the Mortgaged Securities as of the date hereof free from all Encumbrances (other than as created by this Mortgage) and is not aware of any legal action current or pending or threatened in respect of its title to the Shares; and

     (H) the security granted pursuant to this Mortgage constitutes or (as the case may be) will constitute first ranking equitable security on the Shares subject to applicable laws relating to bankruptcy and insolvency and other laws of general application affecting the enforcement of creditors' rights and to equitable principles of general

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                                                                               9

          application.

5.2 Each representation and warranty under Clause 5.1 shall be true and accurate in all material respects as at the date hereof.

6.   Covenants

6.1 Except with the prior consent of the Security Agent (which shall not be unreasonably withheld or delayed), the Mortgagor covenants with the Security Agent that it will:-

     (A) at all times comply with any statute, ordinance, law or regulation relevant to, and any condition of any consent obtained relating to, this Mortgage;

     (B) indemnify the Security Agent on demand against all costs, losses and expenses incurred by the Security Agent as a result of or in connection with the preservation and enforcement of the Security Agent's rights under this Mortgage, but taking into account any payments received by the Security Agent and/or any of the Beneficiaries under any document or agreement howsoever described and entered into in connection with the Note;

     (C) not, save as pursuant to this Mortgage, create or permit to subsist any Encumbrance over or in any way sell, transfer, assign or dispose of all or any part of the Mortgaged Securities;

     (D) pay or procure the payment of all calls or other payments that may become due in respect of any of the Mortgaged Securities and agree that, if it fails to do so, the Security Agent may in its absolute discretion make such payments, the amount thereof to be repaid on demand by the Mortgagor and shall bear interest at the rate specified in and calculated in accordance with Condition 3.3(B) from and including the due date therefor up to but excluding the date on which payment in respect of such demand is made in full; and

     (E) procure that the Company shall not, and nor shall the Mortgagor, by act or omission do anything materially prejudicial to the security at any time held by the Security Agent for the Liabilities.

6.2 The Security Agent hereby covenants with the Mortgagor that it will provide reasonable assistance to the Mortgagor to enable it to obtain all relevant third party consents granted in respect of this Mortgage.

7.   Rights of the Security Agent

7.1 The security constituted by this Mortgage is in addition and without prejudice to any guarantee, security or indemnity in respect of any of the Liabilities now or hereafter given to the Security Agent (in its capacity as such or in other relevant capacity) by the Mortgagor or any other person.

7.2 The Mortgagor acknowledges that this Mortgage shall constitute a continuing security for the performance of the Liabilities and that, except as provided in Clause 14, the security constituted by this Mortgage shall not be discharged or otherwise prejudiced nor shall the liability of the Mortgagor hereunder be in any way lessened or affected by any failure of the Security Agent to take or enforce any other security for the Liabilities or any invalidity of any other security taken.



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7.3  No failure to exercise and no failure or delay on the part of the Security
     Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by law and, for the avoidance of doubt, the Security Agent shall not be obliged to sell the Mortgaged Securities in the event that this Mortgage shall become enforceable but shall be entitled to enforce the same in such manner as it sees fit (in accordance with applicable laws).

7.4 Subject to Clause 14, until the security constituted by this Mortgage is released or discharged in respect of the Mortgaged Securities (or relevant part thereof) the Security Agent may retain all share certificates, relevant instruments and documents of title deposited under Clause 3.

8.   Voting Rights and Dividends

8.1 Until this Mortgage becomes enforceable in accordance with Clause 9.1, the Mortgagor shall be entitled to:

     (A) receive all dividends, interest and other monies arising from or receivable pursuant to the Mortgaged Securities; and

     (B) exercise all voting rights (whether in its own name or through its nominee(s) or proxies) in respect of each of the Mortgaged Securities provided that no vote shall be cast or right exercised or other action taken that would be result in any breach of the terms and conditions of this Mortgage.

8.2 Upon this Mortgage becoming enforceable in accordance with Clause 9.1, the Mortgagor shall not be entitled thereafter (unless and until this Mortgage shall have been released) to exercise any voting rights in respect of any of the Mortgaged Securities and the Security Agent or its nominee(s) may at any time at the Security Agent's discretion exercise any voting rights and all the powers which may be exercised by the person or persons in whose name or names the Mortgaged Securities are registered. The Security Agent shall promptly notify the Mortgagor of any such exercise of voting rights or powers under this Clause.

8.3 The Security Agent or its nominee(s) need not vote at any meeting or exercise any rights in relation to the Mortgaged Securities and shall not be responsible for loss occasioned by a failure to act or delay in so acting. Notwithstanding the foregoing, the Security Agent shall consider in good faith any request by the Mortgagor or the Obligor to exercise its voting or other rights in relation to the Mortgaged Securities under Clause
     8.2 and shall so act if, in its absolute discretion, it sees fit.

9.   Enforcement of Security

9.1 The Security Agent shall be entitled to enforce all or any part of the security constituted by this Mortgage after the Enforcement Date provided that the relevant event referred to in the definition of the Enforcement Date is then continuing and has not then been waived.

9.2 At any time after this Mortgage shall have become enforceable in accordance with Clause 9.1, the Security Agent may:-

     (A)  appoint one or more Receivers; or

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     (B)  do any thing that a Receiver could do under Clause 10.

9.3 Upon any disposal, sale, transfer or assignment of the Mortgaged Securities or any part thereof the purchaser shall not be bound to enquire whether the power of sale has arisen in manner herein provided and the sale shall be deemed to be within the power of the Security Agent and the receipt of the Security Agent for any purchase monies shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10.  Appointment of Receiver

10.1 At any time after this Mortgage has become enforceable in accordance with Clause 9.1 the Security Agent may appoint in writing any person or persons to be a receiver and manager or receivers and managers (hereinafter called the "Receiver" which expression shall where the context admits include the plural and any substitute receiver and manager or receivers and managers) of all or any part of the Mortgaged Securities and the Receiver shall have the powers contained in the Law of Property Act 1925 (or any equivalent applicable legislation) and, in particular:

     (A) do (or procure to be done) everything necessary to obtain registration of the Mortgaged Securities in the name of the Security Agent or any nominee of the Security Agent or in the name of any purchaser thereof;

     (B) to take possession of, collect and get in all or any part of the Mortgaged Securities and for that purpose to take any proceedings in the name of the Mortgagor or otherwise as he shall think fit;

     (C) to raise money from the Security Agent or others on the security of any Mortgaged Securities;

     (D) to sell, transfer, assign or otherwise dispose of or deal with, or convert into money such Mortgaged Securities or any part thereof;

     (E) to sell, transfer, assign or otherwise dispose of or deal with all or any of the Security Agent's rights in respect of such Mortgaged Securities under this Mortgage,

     (F) to receive all rights, dividends, distributions, monies, warrants or property paid, accruing or deriving directly or indirectly from the Mortgaged Securities at any time by way of bonus, preference, option, dividend, interest or otherwise;

     (G) to exercise all voting rights (whether in its own name or through its nominee(s) or proxies) in respect of each of the Mortgaged Securities; and

     (H) to do all such other acts and things as the applicable law allows the owner or a mortgagee or a Receiver of the Mortgaged Securities to do and as may be considered to be incidental or conductive to any of the matters or powers aforesaid.

10.2 In exercising its power to appoint a Receiver, the Security Agent may appoint a Receiver to all or any part of the Mortgaged Securities.

10.3 Where more than one Receiver is appointed they shall have power to act severally (unless the Security Agent shall specify to the contrary) in relation to the Mortgaged Securities. An appointment over part only of the Mortgaged Securities shall not preclude the Security

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     Agent from making a subsequent appointment of a Receiver over any part of the Mortgaged Securities over which an appointment has not previously been made by the Security Agent.

10.4 The Security Agent may from time to time determine the remuneration of the Receiver and may at any time remove the Receiver from all or any part of the Mortgaged Securities of which he is the Receiver and after the Receiver has vacated office or ceased to act in respect of any of the Mortgaged Securities appoint a further Receiver over all or any part in respect of which he shall have ceased to act.

10.5 The Receiver shall be the agent of the Mortgagor (who shall be solely liable for his acts, defaults and remuneration, unless and until the Mortgagor goes into liquidation and thereafter he shall act as principal and shall not become the agent of the Security Agent) and shall be entitled to exercise all powers contained in the Law of Property Act 1925 (or any equivalent applicable legislation) in the same way as if appointed thereunder.

11.  Distribution and Payments

11.1 Subject to Clause 11.2, all moneys from time to time received by the Security Agent or a Receiver under or pursuant to this Mortgage, whether from the enforcement of this Mortgage or otherwise, shall be applied by the Security Agent as follows:-

     (A) in the payment of all reasonable costs, charges, losses, liabilities and expenses of and incidental to the exercise of any of its rights including its remuneration and all outgoings paid by it and liabilities incurred by it as a result of such exercise;

     (B) in or towards discharge of the Liabilities in such order or manner as the Security Agent may select; and

     (C) in payment of any surplus to the Mortgagor or such other person as the Mortgagor may direct.

11.2 (A) Where any amount from time to time received by the Security Agent under or pursuant to this Mortgage is equal to (or exceeds) the Redemption Amount then due and payable to the Beneficiaries under the Note plus any sum then due under this Mortgage, the Liabilities shall be reduced to zero and the Security Agent shall have no further entitlement under this Mortgage, nor shall the Beneficiaries have any further entitlements under the Note, as from the date of full payment of such amount. In these circumstances, the Note (or relevant part thereof registered in the names of the Beneficiaries) shall be cancelled and the Security Agent hereby undertakes to deliver (or procure the delivery of) the Certificate(s) relating to their entitlement to the Note to the Mortgagor (together with duly executed Transfer Forms and any other documentation required to effect cancellation thereof).

     (B) Where any amount from time to time received by the Security Agent under or pursuant to this Mortgage is less than the Redemption Amount then due and payable to the Beneficiaries under the Note plus any sum then due under this Mortgage, the amount so received shall be deemed to have been deducted from the Redemption Amount to which the Beneficiaries would otherwise be entitled as at the date of such payment, so that as from such date interest shall accrue under the
          Note in respect of the remaining amount of the Redemption Amount to which such Beneficiaries are entitled after such deduction and all references in the Conditions (including, without limitation, to the Redemption Amount and the

          Principal Amount), and all references in this Mortgage (including, without limitation, to Liabilities), shall be construed accordingly.

     (C) Where, after the date on which this Mortgage becomes enforceable in accordance with Clause 9.1 but prior to the date of payment to (or receipt by) the Security Agent of any Liabilities, any right or option is exercised (or notice of the exercise thereof is served) in accordance with the Conditions as a result of which the Redemption Amount payable to the Beneficiaries under the Note is (or would be) reduced (including, without limitation, by reason of the issue of a Conversion Notice or the transfer by a Beneficiary of any part of the Note then registered in its name to a person who is not a member of the Telstra Group), all references in this Mortgage to Liabilities shall be read and construed as references to the amount (if any) thereof which would remain payable to the Beneficiaries after the exercise of the relevant right or option).

11.3 Each payment to be made by the Mortgagor under this Mortgage shall be made to the Security Agent, in the appropriate currency in accordance with the terms hereof, to such account as the Security Agent may from time to time direct.

11.4 (A) All payments by the Mortgagor under this Mortgage shall be made on the due date therefor in same day funds free and clear of any withholdings or deductions for any present or future taxes, imposts, levies, duties, assessments or other governmental charges imposed or levied by or on behalf of Bermuda, Hong Kong or, in each case, by or within any political subdivision thereof or any authority therein having power to tax. In the event that the Mortgagor is required to make any such deduction or withholding from any amount paid hereunder, the Mortgagor shall pay to the Security Agent such additional amount ("additional amount") as shall be necessary so that the Security Agent receives a net amount equal to the full amount which it would have received if such withholding or deduction had not been made. When making payments to the Security Agent, fractions of one cent will be rounded down to the nearest cent.

     (B) Notwithstanding the foregoing, the obligation of the Mortgagor to pay such additional amount shall not apply with respect to (i) any taxes imposed on the overall net income of the Security Agent arising from the carrying on of business or trade in Bermuda or in Hong Kong, or
          (ii) any estate, inheritance, gift, sales, transfer or personal property tax or any similar taxes, duties, assessments or other governmental charges, or (iii) any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on this Mortgage.

     (C) In the event that any additional amount actually paid with respect to this Mortgage is based on rates of deduction or withholding in excess of the appropriate rate applicable to the Security Agent, and, as a result thereof, the Security Agent is entitled to make a claim for a refund or credit of such excess, then the Security Agent shall make all reasonable efforts to submit any such claim for a refund or credit of such excess and to pay the amount recovered (or other benefit received) in respect thereof to the Mortgagor forthwith after receipt. The Security Agent shall give reasonable assistance to the Mortgagor to maximise the recovery of any additional amount paid by the Mortgagor under Clause 11.4(A) but without any liability on the part of the Security Agent to incur any additional obligations (whether for tax or otherwise) in order to provide such assistance.

     (D) References in this Mortgage to any amount payable hereunder shall be deemed also to refer to any additional amount which may be payable in respect thereof under this Clause 11.4.

12.  Assignment and Transfer

     The parties hereby acknowledge and agree that this Mortgage is issued solely for the benefit of the Security Agent in its capacity as such and in its capacity as the Initial Noteholder. Accordingly, the Security Agent may not assign or transfer any of its title, rights, benefits or obligations under this Mortgage or enter into any transaction or arrangement which would result in any of those title, rights, benefits or obligations passing to or being held in trust for or for the benefit of another person.

13.  Further Assurance and Power of Attorney

13.1 The Mortgagor undertakes to execute and do all such assurances, acts and things as the Security Agent may consider necessary or desirable for obtaining the full benefit of this Mortgage and the right, title, interest, authorisations and discretions herein contained and, in particular, to execute all transfers, conveyances, assignments and assurances of the Mortgaged Securities whether to the Security Agent or to its nominee(s) or purchasers and give all notices, orders and directions which the Security Agent may think expedient for the purposes of this Clause.

13.2 The Mortgagor hereby appoints the Security Agent with full power of substitution to be its attorney and in its name or otherwise on its behalf and as its act or deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts, directions and things to any nominee for the time being holding any of the Mortgaged Securities on behalf of the Mortgagor and all such other documents whatsoever which the Security Agent may consider to be necessary (acting reasonably) for vesting or enabling the Security Agent to vest the Mortgaged Securities or any of them in itself or in its nominee or nominees or in any purchaser and to execute, seal, deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may in the reasonable opinion of the Security Agent be required or be necessary for any of the purposes of this Mortgage and so that the appointment hereby made shall, to the extent of the matters described above, operate as a general power of attorney made under the laws of the Bermuda. The Security Agent shall not exercise any rights or powers under this power of attorney unless and until this Mortgage has become enforceable in accordance with Clause 9.1.

13.3 The Mortgagor ratifies and confirms and agrees to ratify and confirm whatever its attorney appointed by Clause 13.2 shall do or purport to do in the exercise or purported exercise of any of the powers, authorities and discretions conferred on it by the Mortgagor.

13.4 The Security Agent may enter (or procure the entry of) this Mortgage as a charge on any appropriate register and the Mortgagor agrees to procure execution by it of all relevant documents required by the Security Agent which are necessary to procure the registration of this Mortgage.

14.  Redelivery and Release

     As soon as reasonably practicable after the obligations of the Mortgagor under this Deed and the Liabilities have been discharged in full pursuant to the respective terms thereof, the Security Agent shall at the request and expense of the Mortgagor (i) redeliver or procure the redelivery to the Mortgagor of the Shares and all documents deposited pursuant to Clause 3,
     (ii) execute an absolute unconditional release of this Mortgage or relevant part thereof (if necessary) and all other documents, instruments or agreements (whether under hand or by deed) and (iii) take all other steps that may be necessary or desirable to redeliver the relevant Shares or the remainder thereof to vest the same in the Mortgagor and to unconditionally release this Mortgage (or relevant part thereof). If applicable, the Mortgagor shall, promptly and in any event within 2 Business Days after receipt of the documents redelivered by the Security Agent hereunder, deliver (or procure the delivery of) the certificates and blank instruments of transfer representing the number of Shares then remaining subject to this Mortgage (after taking into account the release of security in respect of such number of Shares pursuant to this Clause
     14).

15.  Notices

15.1 Any notice (which term shall in this Clause 15 include any demand and any other communication but not any process referred to in Clause 21) to be given under this Mortgage or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing.

15.2 Any notice required to be given under this Mortgage shall be deemed duly served if delivered in person to or sent by registered or recorded delivery post or facsimile to the following addresses or facsimile numbers:

     (i)    the Security Agent:

            242 Exhibition Street
            Melbourne
            Victoria
            Australia

            Fax:  (61 3) 9639 1940
            Attn: Corporate Treasurer

      (ii)  the Mortgagor:

            Pacific Century Cable Holdings Limited

            39th Floor, PCCW Tower
            TaiKoo Place
            979 King's Road
            Quarry Bay
            Hong Kong

            Fax:  (852) 2962 5725
            Attn: The Company Secretary

     or such other addresses or facsimile numbers as may have been last notified in writing by or on behalf of the Mortgagor to the Security Agent or vice versa. Any such notice shall be deemed to be served at the time when the same is delivered in person to the address of the party to be served or, if served by post, on the fifth day (not being a Sunday or public holiday) next following the day of posting or, if served by facsimile, upon transmission and report confirming successful transmission.

16.  Rights and Waivers

     The Security Agent may choose when, where, how and how often to exercise each of its rights, powers and remedies as provided by this Mortgage or by law. No failure on the part of the Security Agent to exercise, nor any delay on its part in exercising, any such right, power or remedy shall impair the same or operate or be construed as a waiver thereof, nor shall any single, partial or defective exercise of any such right, power or remedy preclude any further or other exercise thereof or the exercise of any other such right, power or remedy. The rights, powers and remedies provided in this Mortgage are cumulative and not exclusive of any rights, powers or remedies provided by law.

17.  Partial Invalidity

     If, at any time, any provision of this Mortgage is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, such illegality, invalidity or unenforceability or ineffectiveness shall not affect or impair:

     (A) the legality, validity or enforceability of such provision under the law of any other jurisdiction; or

     (B) the legality, validity or enforceability of the remaining provisions under such law or the law of any other jurisdiction.

18.  Preservation of Rights

     If a claim is made that all or part of a payment, obligation, settlement, transaction, conveyance or transfer in connection with the liability is void or voidable under law relating to insolvency or the protection of creditors generally or for any other reason and the claim is upheld, conceded or compromised, then:

     (A) the Security Agent is entitled immediately as against the Mortgagor to the rights in respect of the liability to which it would have been entitled if all or that part of that payment, obligation, settlement, transaction, conveyance or transfer had not taken place; and

     (B) promptly on request from the Security Agent, the Mortgagor agrees to do any act and sign any document to restore to the Security Agent any security interest or guarantee held by it from the Mortgagor immediately before that payment, obligation, settlement, transaction, conveyance or transfer.

19.  Counterparts

     This Mortgage may be executed in any number of counterparts, which shall together constitute one Mortgage. Any party may enter into this Mortgage by signing any such counterpart.

20.  Remedies Cumulative

     The rights, powers and remedied provided in this Mortgage are cumulative with and not exclusive of the rights, powers or remedies provided by law independent of this Mortgage.

21.  Third Party Rights

     A person who is not a party to this Mortgage has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term or conditions of this Mortgage.

22.  Law and Jurisdiction

22.1 This Mortgage shall be governed by, and construed in accordance with, the laws of England.

22.2 In relation to any Proceedings, each of the Mortgagor and the Security Agent irrevocably submits to the non-exclusive jurisdiction of the courts of England and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum. The taking of Proceedings in one or more jurisdictions shall not preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

22.3 (A) The Security Agent irrevocably appoints Telstra Corporation Limited of 44 Paul Street, London EC2A 4LB as its process agent to receive on its behalf service of process of any Proceedings in England.

     (B) The Mortgagor irrevocably appoints Simmlaw Services Limited of CityPoint, One Ropemaker Street, London EC2Y 9SS as its process agent to receive on its behalf service of process of any Proceedings in England.

     (C) If for any reason the relevant process agent ceases to be able to act as process agent or no longer has an address in England, each of the Security Agent and the Mortgagor irrevocably agree to appoint a substitute process agent with an address in England acceptable to the other parties and to deliver to the other parties a copy of the substitute process agent's acceptance of that appointment within 30 days. In the event that the Security Agent fails to appoint a substitute process agent, it shall be effective service for the Mortgagor or the Security Agent (as the case may be) to serve the process upon the last known address in England of the last known process agent for the relevant party notified to the other parties notwithstanding that such process agent is no longer found at such address or has ceased to act provided that a copy of the proceedings is also sent to the relevant party's current registered office or principal place of business wherever situated. Nothing in this Mortgage shall affect the right to serve process in any other manner permitted by law.

23.   Deed

      Each of the Mortgagor and the Security Agent intends this document to be a deed and the Mortgagor executes and delivers it as its deed.



IN WITNESS whereof the Mortgagor and the Security Agent have caused this Mortgage to be executed as their respective deeds on the day and year first above written.

The Mortgagor

THE COMMON SEAL of                  )
PACIFIC CENTURY CABLE HOLDINGS      )
LIMITED in accordance with its      )
documents of constitution           )
was affixed hereto by               )
                                    )
in the presence of:                 )

                                    )
                                        ---------------------------------
                                    )   Director
                                    )
                                    )
                                    )
                                        ---------------------------------
                                    )   Director/Secretary



--------------------------------
Signature

--------------------------------
Name and Address

--------------------------------
Occupation



The Security Agent

SIGNED by                            )
as authorised representative for     )
TELSTRA CORPORATION LIMITED          )
in the presence of:                  )
                                     )
                                     )
                                     )
                                     )



--------------------------------
Signature

--------------------------------
Name and Address

--------------------------------
Occupation

IN WITNESS whereof the Mortgagor, the Obligor and the Security Agent have caused this Deed to be executed as their respective deeds on the day and year first above written.

The Mortgagor

THE COMMON SEAL of                  )
PACIFIC CENTURY CABLE HOLDINGS      )
LIMITED in accordance with its      )
documents of constitution           )
was affixed hereto by               )
in the presence of:                 )
                                    )
                                    )   ---------------------------------
                                    )   Director
                                    )
                                    )
                                    )
                                    )   ---------------------------------
                                    )   Director/Secretary

--------------------------------
Signature

Nigel Justin Davies
Simmons & Simmons
--------------------------------
Name and Address

Solicitor, Hong Kong SAR
--------------------------------
Occupation



The Obligor

THE COMMON SEAL of                  )
PCCW                                )
LIMITED was hereto affixed by       )
in accordance with its articles of  )
association                         )
in the presence of:                 )
                                    )
                                    )
                                    )   ---------------------------------
                                    )   Director
                                    )
                                    )
                                    )
                                    )   ---------------------------------
                                    )   Director/Secretary

--------------------------------
Signature

Hubert Chak, 41st Floor, PCCW Tower
Taikoo Place, Hong Kong
--------------------------------
Name and Address

Company Secretary
--------------------------------
Occupation

SIGNED, SEALED AND DELIVERED by        )
                                       )
SIMON BROOKES                          )
                                       )
                                       )
                           as          )
attorneys for TELSTRA CORPORATION      )
LIMITED under power of attorney dated  )
13 April 2005                          )
                                       )
in the presence of:                    )
                                       )
                                       )
                                       )
                                       )
                                       )   ................................L.S.
                                       )   By executing this agreement the
                                       )   attorney states that the attorney has
.....................................   )   received no notice of revocation of
Signature of witness                   )   the power of attorney
                                       )
                                       )
JOSHUA COLE                            )
.....................................   )
Name of witness (block                 )
letters)                               )
                                       )
                                       )